UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2006
ALLIANCE SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)
000-22594
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0057842 (I.R.S. Employer Identification No.)
2575 Augustine Drive
Santa Clara, California 95054-2914
(Address of principal executive offices, with zip code)
(408) 855-4900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On February 9, 2006, Alliance Semiconductor Corporation (the “Company”) received a Nasdaq Stock Market, Inc. (“Nasdaq”) Staff determination letter indicating that the Company was not in compliance with Nasdaq Marketplace Rule 4310(c)(14) (the “Staff Determination Letter”). That rule requires the Company to file with Nasdaq copies of all reports filed or required to be filed with the U.S. Securities and Exchange Commission (the “SEC”). The Company received this letter because its unaudited financial statements for the fiscal quarter ended December 24, 2005 (“Q3/06”) included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on February 8, 2006 had not been reviewed by an independent public accountant under Statement of Auditing Standards No. 100 “Interim Financial Information” (“SAS 100”) as required by SEC rules. The Staff Determination Letter stated that as a result of the Company’s non-compliance with Nasdaq Marketplace Rule 4310(c)(14), the Company’s securities will be delisted from The Nasdaq Stock Market at the opening of business on February 21, 2006, unless the Company requests a hearing before a Nasdaq Listing Qualifications Panel (the “Nasdaq Listing Panel”) in accordance with the Nasdaq rules to review the Staff determination on or before February 16, 2006 at 4:00 p.m. Eastern Time.
     We intend to request a hearing before a Nasdaq Listing Panel to appeal the Nasdaq’s Staff determination. Requesting a hearing will stay the delisting until the Nasdaq Listing Panel has reached a decision. As previously disclosed in a Current Report on Form 8-K filed with the SEC on December 12, 2005, the Company’s former independent registered public accounting firm resigned on December 6, 2005 prior to the required filing date for the Company’s Quarterly Report on Form 10-Q for Q3/06. As noted in Item 4.01 below, the Company has engaged a new independent registered public accounting firm. In connection with its appeal, the Company expects to present a proposal to continue its listing on Nasdaq. There can be no assurance that the Nasdaq Listing Panel will grant the Company’s request for continued listing.
Item 4.01 Changes in Registrant’s Certifying Accountant.
     On February 9, 2006, the Audit Committee of the Board of Directors of the Company engaged Mark Bailey & Co. Ltd. (“Mark Bailey”) as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending March 25, 2006.
     The Company did not consult with Mark Bailey during the fiscal years ended March 27, 2004 and March 26, 2005 and through February 9, 2006, on any matter described in Item 304 (a)(2) of Regulation S-K which was the subject of any disagreement or any reportable event as defined in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K, respectively, or on the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 13, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE SEMICONDUCTOR CORPORATION
Date: February 13, 2006	By:	/s/ KARL H. MOELLER, JR.
Karl H. Moeller, Jr.
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 13, 2006.